Exhibit 5.4

Form of opinion

To:

Central European Media Enterprises Ltd.

RE	Dutch law capacity opinion — CME Media Enterprises B.V.
REFERENCE	15536602-v2

Amsterdam, • 2014

Dear Sir, Madam,

1                                                  INTRODUCTION

We have acted as special counsel on certain matters of Dutch law at the request of the Company (as defined below). We render this opinion regarding the transactions contemplated by the Registration Statement (as defined below).

2                                                  DEFINITIONS

2.1                                        In this opinion letter:

Commission means the U.S. Securities and Exchange Commission.

Company means CME Media Enterprises B.V., registered with the Trade Register under number 33246826.

Opinion Document means the New York law indenture dated • 2014 by and between Central European Media Enterprises Ltd. as issuer, Central European Media Enterprises N.V. and the Company as guarantors and Deutsche Bank Trust Company Americas as trustee, paying agent, transfer agent, and registrar.

Registration Statement means the registration statement on Form S-3 (Registration No. •), excluding any documents incorporated by reference in it or any exhibits to it), filed with the Commission on [•date] pursuant to the Securities Act, relating to the registration of rights to purchase (inter alia) 15% senior secured notes due 2017 to be issued by Central European Media Enterprises Ltd. pursuant to the Opinion Document.

Relevant Date means the date of the Resolutions, the date of the Opinion Document and the date of this opinion letter.

Resolutions means the Board Resolution and the Shareholders’ Resolution.

The public limited company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce and Industry under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions have been printed on the reverse side of this page and may also be consulted via www.loyensloeff.com. The conditions were deposited with the Registry of the Rotterdam District Court on 1 July 2009 under number 43/2009.

AMSTERDAM         •         ARNHEM         •         BRUSSELS         •        LUXEMBOURG         •        ROTTERDAM        •         ARUBA
CURACAO  •  DUBAI  •  GENEVA  •  HONG KONG  •  LONDON  •  NEW YORK  •  PARIS  •  SINGAPORE  •  TOKYO  •  ZURICH

Securities Act means the Securities Act of 1933 as amended and in force on the date of this opinion letter.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3                                                  SCOPE OF INQUIRY

3.1                                        For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the executed Opinion Document and of the following documents:

(a)                       an excerpt of the registration of the Company in the Trade Register dated • 2014 (the Company Excerpt);

(b)                       an excerpt of the registration of Pan-Invest B.V. (the Director) in the Trade Register dated • 2014 (the Director Excerpt, and together with the Company Excerpt, the Excerpts);

(c)                        the deed of incorporation of the Company dated 3 August 1994 (the Deed of Incorporation);

(d)                       the articles of association (statuten) of the Company dated 31 May 1998 (the Articles);

(e)                        the resolution of the board of managing directors of the Company dated • 2014 (the Board Resolution) [and including a power of attorney to the board member A, acting solely and the board members B, acting jointly (the Power of Attorney)]; and

(f)                         the resolution of the general meeting of the Company dated • 2014 (the Shareholders’ Resolution).

3.2                                        We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:

(a)                       an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpts;

(b)                       an inquiry by telephone at the bankruptcy clerk’s office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, confirming that the Company and the Director are not listed in the insolvency register;

(c)                        an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company and the Director are not listed on the EU Registrations with the Central Insolvency Register; and

(d)                       an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the Annex to Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company and the Director are not listed on such annexes.

3.3                                        We have not reviewed any documents incorporated by reference or referred to in the Opinion Document and therefore our opinions do not extend to such documents.

4                                                  NATURE OF OPINION

4.1                                        We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law. We do not express an opinion on tax law, competition law and financial assistance. The terms the “Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2                                        Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Opinion Document and on any representations, warranties or other information included in the Opinion Document and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter. We do not express any opinion on the validity or enforceability of the Opinion Document.

4.3                                        In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions.

4.4                                        This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5                                        This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5                                                  OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions) and the qualifications set out in Schedule 2 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1                                        Corporate status

The Company has been duly incorporated and is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law.

5.2                                        Corporate power

The Company has the corporate power to execute the Opinion Document and to perform its obligations thereunder.

5.3                                        Due authorisation

The execution by the Company of the Opinion Document has been duly authorised by all requisite corporate action on the part of the Company.

5.4                                        Due execution

The Opinion Document has been duly executed by the Company.

5.5                                        No conflict with Articles

The execution by the Company of the Opinion Document and the performance by the Company of its obligations thereunder do not conflict with or result in a violation of the Articles which would affect the validity or enforceability of the Opinion Document.

6                                                  ADDRESSEES

6.1                                        This opinion letter is addressed to you and may be relied upon for the purpose of the registration pursuant to the Registration Statement. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement.

6.2                                        Notwithstanding paragraph 6.1, this opinion letter may be relied upon by DLA Piper LLP (US) for the purpose of its legal opinion in connection with the Registration Statement.

6.3                                        We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading ‘Legal Matters’. In given this consent, we do not admit that we are a person whose consent is required under the Securities Act or any rules and regulations promulgated by the Commission.

Yours faithfully,

Loyens & Loeff N.V.

Schedule 3

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1                                                  Documents

1.1                                        All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2                                        The information recorded in the Excerpts is true, accurate and complete on the Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

2                                                  Incorporation, existence and corporate power

2.1                                        The Deed of Incorporation is a valid notarial deed (notariële authentieke akte), the contents thereof are correct and complete and there were no defects in the incorporation process (not appearing on the face of the Deed of Incorporation) for which a court might dissolve the Company.

2.2                                        The Company and the Director have not been dissolved (ontbonden), converted (omgezet) merged (gefuseerd) involving the Company or the Director as disappearing entity, demerged (gesplitst), granted a suspension of payments (surseance verleend), subjected to emergency regulations (noodregeling) as provided for in the Act on financial supervision (Wet op het financieel toezicht), declared bankrupt (failliet verklaard), subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of Council Regulation (EC) No 1346/2000 on insolvency proceedings of 29 May 2000, listed on the list referred to in article 2, paragraph 3 of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpts and the Checks).

2.3                                        The Articles are the articles of association (statuten) of the Company in force on the Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Company Excerpt).

3                                                  Corporate authorisations

3.1                                       The Resolutions (a) correctly reflect the resolutions made by the relevant corporate body of the Company in respect of the transactions contemplated by the Opinion Document, (b) have been made with due observance of the Articles and applicable by-laws and (c)

remain in full force and effect (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

3.2                                        There are no members of the board of managing directors of the Company with a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the entering into the Opinion Document (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolution).

3.3                                        The Company has not established, has not been requested to establish, nor is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the transactions contemplated by the Opinion Document.

4                                                  Execution

4.1                                        The Opinion Document has been signed on behalf of the Company by [• names directors or attorneys]. [Note to Opinion Addressee(s): this assumption will be deleted if the names of the signatories appear below their signature(s).]

4.2                                        The Power of Attorney is in full force and effect on the date of the Opinion Document.

Schedule 4

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1                                                  Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio Pauliana), reorganisation, and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2                                                  Enforceability

A Dutch legal entity may invoke the nullity of a transaction if the transaction does not fall within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction falls within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.